                                                                     Exhibit 2.1


                               STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement ("Agreement") is made this _____ day of September, 1997 by and among STMS Acquisition Corp., a Delaware corporation ("Purchaser") with a place of business at 1306 Squire Court, Sterling, Virginia 20166; Dunn Computer Corporation, a Delaware corporation with its principal place of business at 1306 Squire Court, Sterling, Virginia 20166 ("Dunn"); STMS, Inc. a Virginia corporation ("Company") with a place of business at 44880 Falcon Place, suite 100, Sterling, Virginia 20016; John Signorello an individual with an address at __________, Timothy McNamee an individual with an address at __________, and Steve Salmon, an individual residing at _________________ (Messrs. Signorello, McNamee and Salmon are collectively referred to herein as the "Majority Stockholders"); and each of the other stockholders of the Company who execute this Agreement (the Majority Stockholders and each of the other stockholders who execute this Agreement are collectively referred to herein as "Sellers."


                                       RECITALS


         WHEREAS, the Sellers desire to sell, transfer and assign to Purchaser and the Purchaser desires to purchase from Sellers all of the issued and outstanding shares of the Company's common stock (as such term is hereinafter defined).

         WHEREAS, the parties wish to set forth certain agreements ancillary to such purchase and sale.

         NOW THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1.   SALE OF STOCK

              (a) STOCK TO BE ACQUIRED. At the Closing and upon the terms and subject to the conditions of this Agreement, and upon the representations, warranties and covenants herein made, Sellers shall sell to Purchaser, and Purchaser agrees to purchase from Sellers, all of the issued and outstanding shares of common stock of the Company ("Shares"), for the Purchase Price hereinafter set forth.

              (b) PURCHASE PRICE. Upon the terms and subject to the conditions set forth in this Agreement, upon the representations, warranties and covenants made herein, and in exchange for the Shares, Purchaser hereby agrees to pay and deliver to Sellers, in accordance with Schedule 1(b), at the Closing, an aggregate of One Hundred Thousand (100,000) shares of Dunn's common stock to be issued on a pro rata basis among the Sellers in the amounts set forth on Schedule 1(b)("Purchase Price" or "Stock Payment").

              (c)  CLOSING. The closing of the Acquisition of the Shares (the
"Closing") will take place at the Offices of Purchaser on September    , 1997,
or such other date as is agreed upon by the parties ("Closing Date"). At the Closing each of the Sellers shall transfer to Purchaser good and marketable title to the Shares owned by such Seller immediately prior to the Closing, free and clear of any and all liens, claims, encumbrances and adverse interests of any kind, by delivering to the Purchaser the certificates for the Shares in negotiable form, duly endorsed in blank, or with stock transfer powers attached thereto. In addition, at the Closing each party shall execute and deliver the Concurrent Agreements under Section 8 herein to which each party is also a party. At the Closing the Sellers shall make available the written resignations of all of the directors of the Company effective as of the Closing and shall cause to be made available the books and records of the Company to Purchaser.
At the Closing, the Company and the Sellers shall deliver to Purchaser all certificates, opinions and other documents referred to Section 6(a) hereof and Purchaser shall deliver to the Company and the Sellers all certificates, opinions and other documents referred to in Section 6(b) hereof. At any time and from time to time after the Closing, the parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement as are reasonably necessary to carry out the transactions contemplated by this Agreement. The Closing will be subject to the conditions herein discussed in Section 6 hereof.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND MAJORITY STOCKHOLDERS. The Company and the Majority Stockholders jointly and severally represent and warrant to Purchaser, which representations and warranties shall survive the Closing, that:

              (a) ORGANIZATION, STANDING, ETC. OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia and has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Company is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the activities conducted by it or character of its properties owned or leased by it makes such qualification necessary and the failure to so qualify would have a material adverse effect on the business, financial condition or results of operations of the Company. The Company has no subsidiaries and does not own any shares of capital stock of any other corporation.

              (b) CAPITALIZATION. The authorized capital stock of the Company consists of 10,000,000 shares of Class A Common Stock with no par value, 100 shares of Class B Common Stock and 1,235 shares of preferred stock. As of the date hereof, there were outstanding 8,090,600 shares of Class A Common Stock, no shares of Class B Common Stock and no shares of preferred stock, as listed on
Schedule 2(b), SCHEDULING EACH SELLER/STOCKHOLDER AND THE NUMBER OF SHARES OWNED, all of which is being acquired hereunder. In addition, _______________ shares of capital stock have been reserved for issuance in connection with outstanding rights, warrants, options or agreements for the purchase of capital stock from the Company. No person is entitled to any preemptive or similar right with respect to the issuance of any capital stock of the Company.

              (c) AUTHORITY FOR AGREEMENT; CONFLICT WITH AUTHORITY. The execution, delivery, and performance of this Agreement by the Company has been duly authorized by all necessary corporate action, and this Agreement constitutes a valid and binding obligation of the Company and the Sellers enforceable against them in accordance, with its terms. The execution and carrying out of the transactions contemplated by this Agreement and compliance with its provisions by the Company and Sellers will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under the Company's Certificate of Incorporation or its By-Laws or, in any material respect, any indenture, lease, loan agreement or other instrument to which the Company or any Seller is a party or by which it or their or any of it or their properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company or any Seller.

              (d) GOVERNMENTAL CONSENT, ETC. No consent, approval, order or authorization of, or registration, qualification, designation, declaration, or filing with, any governmental authority is required on the part of the Company or any Seller in connection with the execution and delivery of this Agreement, or the consummation of the other transactions contemplated by this Agreement.

              (e) LITIGATION. There is no action, suit or proceeding, or governmental inquiry or investigation, pending or threatened against the Company, and the Company is in compliance in all material respects with all laws and regulations materially affecting it, its properties and its business.

              (f) FINANCIAL STATEMENTS. The Company has furnished to Purchaser a true and correct copy of the Company's unaudited balance sheet and accompanying income statement and statement of cash flow (the "Financial Statement") as of July 31, 1997 (the

"Balance Sheet Date"), an audited financial statement for the fiscal year ended December 31, 1996, as well as audited financial statements for the preceding one fiscal year (the "Audited Statements"). The Financial Statement and the Audited Statements fairly present the financial condition of the Company as of the dates thereof, and have been prepared in accordance with generally accepted accounting principles consistently applied, and with regard to the Financial Statement only, subject to normal year end audit adjustments and accruals, which adjustments and accruals shall not be material. There has been no material adverse change in the financial conditions, operations or business of the Company since the Balance Sheet Date, and the Company has not incurred any material liability since the Balance Sheet Date, other than those incurred in the ordinary course of business. Except as set forth on the Financial Statement, the Company had no material liabilities, contingent or otherwise, liability for taxes, commitments extending for over one year or requiring the expenditure of more than $50,000 in the aggregate or unrealized or anticipated losses aggregating a material amount. The inventory shown in the Financial Statement is in good and saleable condition and in amounts and types reasonably required in the conduct of the Company's business.

              (g) TITLE TO PROPERTIES; LIENS. The Company has good title to, or a valid and current leasehold interest in, the properties and assets reflected on the Financial Statement, except those disposed of since the date thereof in the ordinary course of business, and such properties and assets are free and clear of all liens, security interests, charges and encumbrances, except (i) as disclosed on the Financial Statement, (ii) liens for current taxes not yet due and payable, and (iii) such imperfections of title or zoning restrictions, easements or encumbrances, if any, as do not materially interfere with the present use of such property or assets.

              (h) PRIOR ISSUANCE OF SHARES. All presently outstanding shares of capital stock of the Company have been sold and issued in compliance with applicable federal and state securities laws and are validly issued, fully paid and nonassessable.

              (i) MATERIAL CONTRACTS. Except as disclosed on Schedule 2(i) and other than purchase orders issued for merchandise in the normal course of business, the Company is not a party to or bound by any indenture, lease, license, agreement, contract or commitment (collectively, "Contracts") which requires future expenditures by the Company in excess of $50,000 or which is otherwise material to the Company's business or operations. There are no defaults under any Contracts.

              (j) COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation of any term or provisions of its Certificate of Incorporation or By-Laws, or of any material term of any instrument, loan agreement, agreement, judgment, decree, order, statute, rule or regulation applicable to the Company.

              (k) LABOR RELATIONS. The Company has no pension, benefit, stock option, bonus, retirement or similar plan or obligation, and all payments due under any benefit plan are current. The Company is not a party to any collective bargaining agreement and, to the best of its knowledge. No organization efforts are presently being made with respect to any of its employees. The Company has complied in all material respects with all applicable laws (including, but not limited to, ERISA), and regulations relating to employment matters including, but not limited to, those relating to wages, hours, discrimination and payment of social security and similar taxes.

              (l) TAX RETURNS AND PAYMENT. All of the tax returns and reports of the Company required by law to be filed have been duly and accurately filed and all taxes shown due thereon have been paid and all payroll tax withholdings have been timely deposited. There are in effect no waivers of the applicable statute of limitations for federal, state or local taxes for any period. No deficiency assessment or proposed adjustment of the Company's federal, state and local taxes is pending, and the Company has no knowledge of any proposed liability for any tax to be imposed upon its properties or assets, for which there is not an adequate reserve reflected in the Financial Statement.


              (m) PATENTS, TRADEMARKS.The Company has no patents, trademarks and copyrights. The business of the Company is being carried on without known conflicts with patents, licenses, trademarks, copyrights, trade names and trade secrets of others and to the best of the Company's knowledge, no other persons are conducting their businesses in conflict with patents, licenses, trademarks, copyrights, trade names and trade secrets used by the Company.

              (n) ENVIRONMENTAL MATTERS. To the best knowledge of the Company, neither the real property or the buildings, improvements, fixtures or equipment forming a part of the real property owned by the Company ("Facilities"), is in violation of or the subject of any investigations or inquiry or enforcement action by any governmental authority for the recovery of environmental response costs for compliance with remedial obligations under any applicable law pertaining to "Hazardous Substances" as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1990, as amended, as codified at 49 U.S.C. Section 9601 ET SEC. ("CERCLA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 ET SEC., the Resource Conservation and Recovery

Act, 42 U.S.C. Section 6901 ET SEC., or any applicable state or local governmental statues, ordinances or regulations. The Company has not transported, stored, treated, disposed of, nor has it aallowed or arranged for any third party to transport, store, treat or dispose of Hazardous Substances. The Company does not use and has not used any Underground Storage Tanks (as defined in RCRA).

              (o) COMPLIANCE WITH LAWS AND REGULATIONS. The Company has complied in all material respects with all laws and regulations applicable to the conduct of its business, including, but not limited to, all regulations of the Federal Trade Commission.

              (p) INSURANCE. The Company has in full force and effect fire, casualty, workers compensation and general liability insurance policies, with extended coverage, in amounts equal to that which is carried by business entities operating businesses similar to that of the Company.

              (q) OPERATION SINCE THE BALANCE SHEET DATE. Since the Balance Sheet date, the Company:

                   (1) has operated its business substantially as it was operated prior to that date and only in the ordinary course;

                   (2) has not created or otherwise become liable with respect to any indebtedness or declared or made any dividend or distribution of cash, assets or capital stock;

                   (3) has maintained or kept current its books, accounts, records, payroll, and filings in the usual and ordinary course of business, consistent with standard practice;

                   (4) has not made any capital expenditure, commitment or investment other than in the ordinary course of business;

                   (5) has not lost any customer which accounted for 5% or more of the Company's annual revenue.

              (r) MINUTE BOOKS. The minute books of the Company contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material aspects.

              (s) EMPLOYMENT AGREEMENTS. The Company has no employment agreement with any director, officer or employee of the Company. All other employees of the Company are terminable at will without expense or liability to the Company.

              (t) WARRANTY CLAIMS. There are no pending or threatened claims against the Company or any work performed by the Company for any customer, including but not limited to, any services rendered under any warranties, whether express of implied, by the customer of the Company, nor does there exist any basis therefor.

              (u) PRODUCT LIABILITY CLAIMS. There are no pending or threatened product liability claims by customers or any third parties of the Company with respect to the business or operations of the Company, any products now or previously manufactured and/or sold by the Company, nor does there exist a basis therefor.

              (v) FULL DISCLOSURE. Neither the Financial Statement, Audited Statements nor the representations and warranties of the Company contained in this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading.

         3. REPRESENTATIONS AND WARRANTIES OF PURCHASER AND DUNN. The Purchaser and Dunn jointly and severally represent and warrant to the Company and the Sellers, which representations and warranties shall survive the Closing, that:


              (a) ORGANIZATION, STANDING, ETC, OF THE PURCHASER AND DUNN. The Purchaser and Dunn are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and each has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Purchasaer and Dunn are each qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the activities conducted by it or character of its properties owned or leased by it makes such qualification necessary and the failure to so qualify would have a material adverse effect on the business, financial condition or results of operations of the Purchaser or Dunn, as the case may be. The Purchaser and Dunn will obtain as expeditiously as possible all required authorizations of governmental authorities necessitated by the operations of the Purchaser and Dunn in the future, the absence of which would have a material adverse effect on said operations.

              (b) CAPITALIZATION. The authorized capital stock of Dunn consists of 20,000,000 shares of common stock, $.001 par value, and 2,000,000 shares of blank check preferred stock, $.001 par value.

              (c) AUTHORITY FOR AGREEMENT. The execution, delivery, and performance of this Agreement by the Purchaser and Dunn have been duly authorized by all necessary corporate action, and this Agreement constitutes a valid and binding obligation of the Purchaser and Dunn enforceable against each of them in accordance with its terms. The execution and carrying out of the transactions contemplated by this Agreement and compliance its with provisions by the Purchaser and Dunn will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, their respective Certificates of Incorporation or By-Laws or, in any material respect, any indenture, lease, loan agreement, agreement, or other instrument to which the Purchaser or Dunn is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to the Purchaser or Dunn.


              (d) COMMON STOCK. The shares of Common Stock being sold and purchased hereunder have been duly and validly authorized, will be validly issued, fully paid and nonassessable after issuance and sale to the Sellers pursuant to the Agreement and will be free of any liens or encumbrances created by or as the result of action by Dunn. No further approval or authorization of the stockholders of Dunn is required for the issuance and sale of the Common Stock as contemplated herein. The shares of Common Stock to be issued hereunder will not be issued in violation of any preemptive rights.

              (e) SECURITIES LAWS. The offer, sale and issuance of the Common Stock being sold and purchased hereunder are exempt from: (i) the registration requirements of the Securities Act and (ii) the registration or qualifications provisions of state Blue Sky laws.

              (f) AUTHORIZATIONS. No authorization, approval, order, license, permit or consent of, or filing or registration with, any court or governmental authority (other than any filing as may be required in order to comply with any of the Securities Act of 1933, as amended (the "Securities Act") or under applicable state "Blue Sky" laws (all of which shall be made by Dunn) or in connection with the registration of the resale of the common stock to be issued pursuant to Section 1(b) as provided in Registration Rights Agreement entered to be entered into at Closing) or consent of any other party is required in connection with the authorization, delivery and performance by the Purchaser and Dunn of this Agreement, the Employment Agreements or the Registration Rights Agreement except for such authorizations, approvals, consents, filings or registrations as are obtained by the Closing Date.

              (g) LITIGATION. There is no action, suit or proceeding or governmental inquiry or investigation pending, or threatened against Dunn or the Purchaser, and Dunn and the Purchaser are each in compliance in all material respects with all laws and regulations materially affecting each of them and their respective properties and businesses.

              (h) INVESTMENT INTENTION. The Purchaser is acquiring the Shares of investment purposes only, and not with a view to or for resale in connection with, any offering or distribution thereof. The Purchaser and Dunn each recognizes and agrees that the Shares have not been registered under the Securities Act or applicable state securities or "Blue Sky" laws, and that the Shares may not be resold absent such registration or pursuant to an exemption therefrom.

              (i) REGISTRATION. The information included or incorporated by reference in any filing made under the Registration Rights Agreement will not, at the time such filing becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made not misleading, except that no representation or warranty is made by Dunn with respect to statements made or incorporated by reference with respect to statements made or incorporated by reference in such filing based upon information provided by the Sellers for inclusion therein.

              (j) MISCELLANEOUS. All representations and warranties of the Purchaser and Dunn set forth in this Agreement and all information set forth by the Purchaser and/or Dunn in any schedules or exhibits hereto are true and complete in all material respects and no such representation, warranty or information contains any untrue statement of material fact or, to the Purchaser's and Dunn's knowledge, omits any material fact necessary in order to make such representation and warranty, in light of the circumstances under which it is made, not false or misleading.

              (k) FILINGS WITH SECURITIES AND EXCHANGE COMMISSION. No information set forth by Dunn in any filings made with the Securities and Exchange Commission contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements made not misleading.

         4. INVESTMENT REPRESENTATIONS OF SELLERS. Each of the Sellers individually represent and warrant as follows:

              (a) AUTHORITY. Each Seller has full power and authority to enter into and to perform this Agreement in accordance with its terms. Each Seller has good and valid title to his or her shares, free and clear of all liens and encumbrances.

              (b) INVESTMENT REPRESENTATIONS. Each Seller represents and warrants that he or she is acquiring the Common Stock for his or her own account, for investment and not with a view to, or for sale in connection with, any distribution of such Common Stock, or any part thereof.

              (c) INVESTMENT EXPERIENCE; ACCESS TO INFORMATION. Each Seller represents and warrants that, during the course of this transaction and prior to the purchase of any securities, he or she has had the opportunity to ask questions of and receive answers from Dunn concerning the terms and conditions of the offering of Common Stock and to obtain any additional information necessary to verify the accuracy of the representations and warranties and other information contained in this Agreement. Each Seller confirms that all documents, records and books pertaining to its investment in Dunn and requested by him or her have been made available or delivered to him or her.

              (d)  ABSENCE OF REGISTRATION.  Each Seller understands that:

                   (1) The Common Stock to be sold and issued hereunder is unregistered and may be required to be held indefinitely unless it is subsequently registered under the Securities Act, or an exemption from such registration is available.

                   (2) Rule 144 promulgated under the Securities Act ("Rule 144"), which provides for certain limited sales of unregistered securities, is not presently available with respect to the Securities.

              (e) RESTRICTIONS ON TRANSFER. Each Seller agrees that he or she will not, and is restricted from, offer, sell, pledge, hypothecate, or otherwise dispose of any common stock of Dunn acquired by Seller pursuant to this agreement unless such offer, sale, pledge, hypothecation or other disposition is
(i) registered under the Securities Act, or (ii) such offer, sale, pledge, hypothecation or other disposition thereof is exempt from registration under the Securities Act, and (b) until such time as such stock is registered under the Securities Act, the certificates representing the Securities shall bear a legend stating in substance:

    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND SUCH LAWS, OR SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS OTHERWISE EXEMPT FROM REGISTRATION UNDER SAID ACT AND SUCH LAWS.

              (f) TRANSFER INSTRUCTIONS. Each Seller agrees that Purchaser may provide for appropriate transfer instructions to implement the provisions of
Section 4(e) hereof.

              (g) ECONOMIC RISK. Each Seller understands that he or she must bear the economic risk of the investment represented by the purchase of Securities for an indefinite period.

         5.   COVENANTS

              (a)  ACCESS TO RECORDS AND PROPERTIES OF THE COMPANY.

                   (1) Between the date of this Agreement and the Closing, Sellers shall give to Purchaser and its agents and representatives, including but not limited to its accountants, attorneys and consultants, such access to the premises, books and records of the Company, and to cause the officers and employees of the Company to furnish such financial and operating data and other information with respect to the Company, as Purchaser shall from time to time reasonably request in a manner so as not to interfere with the ordinary course of business of the Company.

                   (2) In the event the sale and purchase hereunder shall not be consummated, Sellers and Purchaser shall treat as confidential all documents, materials and other information which they shall have obtained regarding the Sellers or Purchaser during the course of the negotiations leading to the transaction contemplated hereby, the investigation of the Seller or Purchaser, and the preparation of this Agreements, and shall return all copies of non-public documents and materials which have been furnished in connection therewith. However, nothing contained herein shall prohibit Sellers or Purchaser from:

                        (i) using such documents, materials and other information in connection with any action or proceeding brought or any claim asserted by Sellers or Purchaser in respect of any breach of any representation, warranty or covenant made pursuant to this Agreement; or

                        (ii) supplying or filing such documents, material or other information (1) to federal, state or local government, agency or authority to the extent required in connection with the obtaining of any other consent, waiver, amendment, modification, approval, authorization, permit or license which may be necessary to effectuate this Agreement and to consummate the transactions contemplated hereby or (2) to the extent required under legal process by subpoena or other court order.

              (b) OPERATION OF THE COMPANY PRIOR TO CLOSING. From the date hereof until Closing, except as otherwise expressly contemplated by this agreement or to the extent that Purchaser shall otherwise expressly consent in writing, the Company shall operate its business as presently operated and solely in the ordinary course, and, consistent with such operation, the Sellers:

                   1. shall not effect any amendment to the Company's Certificate or Articles of Incorporation or Bylaws;

                   2. shall not change the Company's corporate name or permit the use thereof by any other person;

                   3. except for matters expressly permitted under this Agreement, shall not pay or agree to pay to any employee, officer, or director of the Company, compensation that is in excess of the current compensation level of such employee, officer, or director, except for annual increases in the ordinary course of business consistent with prior practices and consistent with bonus and commission policies in effect on the date of this Agreement;

                   4. shall not merge or consolidate the Company with any other corporation, association, partnership, joint venture or other entity or allow it to acquire or agree to acquire any corporation, association, partnership, joint venture, or other entity;

                   5. shall not sell, transfer, pledge or otherwise dispose of any assets of the Company, except in the ordinary course of business consistent with prior practices;

                   6. shall not create, incur, assume, or guarantee any indebtedness for money borrowed by the Company, any other corporation or any individual except in the ordinary course of business, or create or suffer to exist any mortgage, lien, or other encumbrance on any of its properties or assets, real or personal, except those in existence on the date hereof;

                   7. shall not make any capital expenditure, or series of related capital expenditures, in excess of $20,000 not previously approved by Purchaser;

                   8. except as set forth herein, shall not declare or pay any dividends on or make any distributions of any kind with respect to any of the Company's capital stock;

                   9. shall maintain the facilities, Assets, and properties of the Company in good operating repair, order, and condition, reasonable wear and tear excepted, and to notify Purchaser immediately upon any loss of, damage to, or destruction of any of the assets of the Company;

                   10. shall maintain in full force and effect with respect to the assets, employees and business of the Company, all present insurance coverage of the types and in the amounts as are in effect as of the date of this Agreement and to apply the proceeds received under any such insurance policy or as a result of any loss or destruction of or damage to any assets of the Company, to the repair or replacement of such assets;

                   11. shall use its best efforts to preserve the present employees, reputation and business organization of the Company, and the relationship of the Company with its customers and others having business dealings with it;

                   12. shall not permit the issuance of any additional shares of the capital stock of the Company or take any action affecting the capitalization of the Company;

                   13. shall refrain from taking any action, and not suffer to exist any event or occurrence, which would render any representation and warranty contained herein inaccurate in all material respects at any time between the date hereof and the Closing, including as of the Closing, and to promptly advise Purchaser of any breach of any representation and warranty, covenant, condition or obligation of Sellers hereunder;

                   14. shall comply with and not be in default or violation under any law, regulation, decree or order applicable to the business, operations or assets of the Company; and

                   15. shall not enter into any contract or arrangement which obligates the Company to expend more than $10,000.

              (c)  COMPETING TRANSACTIONS.   The Sellers shall not take any
action, directly or indirectly, to cause, promote, negotiate or authorize any transaction competing or interfering with the transaction contemplated by this Agreement, including without limitation any merger, consolidation or reorganization, acquisition or disposition of the Shares.

              (d) RESTRICTION ON TRANSFER. From the date hereof until Closing, Sellers shall not without the written consent of Purchaser sell, assign, pledge, donate, transfer or otherwise dispose of any shares of the capital stock of the Company or permit any shares of the capital stock of the Company to be sold, assigned, pledged, donated, transferred or otherwise disposed of or enter into any agreement in which the Sellers agree to take such action.

              (e) PUBLIC DISCLOSURE. No press or public disclosure, either written or oral, of this Agreement or the transaction contemplated hereby shall be made by any party except with the prior written consent of the other, or except as may be required by applicable law, and in all cases subject to the reporting requirements imposed upon Dunn.

              (f) DISTRIBUTION OF STOCK PAYMENT. Sellers covenant and warrant that the Stock Payment referred to in Section 1(b) hereof will be distributed to the shareholders of Sellers in accordance with such Sellers' respective stock ownership in the Company and in accordance with all applicable laws.

         6.   CONDITIONS TO CLOSING.

              (a) CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS ON THE CLOSING DATE. The obligations of the Purchaser on the Closing Date as provided in Section 1(a) shall be subject to the satisfaction on or prior to the Closing Date of the following conditions precedent, any one or more of which may be waived by the Purchaser:

                   (1) REPRESENTATIONS AND WARRANTIES. The representations and warranties by the Company and Majority Stockholders in Section 2 hereof shall be true and accurate on and as of the Closing.

                   (2) PERFORMANCE. The Company and the Sellers shall have performed and complied with all agreements and conditions contained herein or in other ancillary documents incident to the transactions contemplated by this Agreement required to be performed or complied with by it prior to or at the Closing.

                   (3) CONSENTS, ETC, The Company and the Sellers shall have secured all permits, consents and authorizations that shall be necessary, desirable or required lawfully to consummate this Agreement.

                   (4) COMPLIANCE CERTIFICATE. The Company and the Sellers shall have delivered to the Purchaser or its representative at the Closing an Officer's Certificate to the effect that the representations and warranties of the Company continue to be true and accurate on the Closing, and that all conditions specified herein have been fulfilled.


                   (5) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Purchaser and its counsel, and the Purchaser and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

                   (6) OPINION OF COMPANY'S AND SELLERS' COUNSEL. The Purchaser shall have received from counsel for the Company and the Sellers, a favorable opinion, dated the date of the Closing and satisfactory in form and substance to the Purchaser and its counsel, with respect to the representations and warranties set forth in Sections 3(a) to 3(e).

                   (7) EMPLOYMENT AND NON-COMPETE AGREEMENT. Timothy McNamee, John Signorello and Steve Salmon shall have delivered employment and non-compete agreements, acceptable in form and substance to the Purchaser.

                   (8) RESIGNATIONS. Sellers and the Company shall cause the members of the Board of Directors of the Company to resign at or prior to the Closing.

              (b) CONDITIONS PRECEDENT TO COMPANY'S AND SELLERS' OBLIGATIONS. The obligations of the Company and the Sellers on the Closing Date as provided in Section 1(a) shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, any one or more of which may be waived by the Company and Sellers.

                   (1) REPRESENTATIONS AND WARRANTIES. The representations and warranties by the Purchaser and Dunn in Section 3 hereof shall be true and accurate on and as of the Closing Date.

                   (2) PERFORMANCE. The Purchaser shall have performed and complied with all agreements and conditions contained herein or in other ancillary documents incident to the transactions contemplated by this Agreement required to be performed or complied with by it prior to or at the Purchaser.

                   (3) CONSENTS. ETC, The Purchaser shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate this Agreement.

                   (4) COMPLIANCE CERTIFICATE. The Purchaser shall have delivered to the Company and the Sellers at the Closing an Officer's Certificate to the effect that the representations and warranties of the Purchaser continue to be true and accurate on the Closing Date, and that all conditions specified in Sections 5(b)(1) and (2), inclusive, have been fulfilled.

                   (5) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and its counsel, and the Company and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

                   (6) OPINION OF PURCHASER'S COUNSEL. The Company and the Sellers shall have received from counsel for the Purchaser, a favorable opinion, dated the date of the Closing and satisfactory in form and substance to the Company, the Sellers and their counsel, with respect to the representations and warranties set forth in Sections 3(a) and (b), inclusive.

                   (7) INTERMEDIARIES FEE. Purchaser shall pay One Hundred and Fifty Thousand Dollars ($150,000) to Ferris, Baker & Watts in full satisfaction of all amounts due them by either party hereunder.


                   (8) DUNN STOCKHOLDER APPROVAL. Stockholders of Dunn shall have consented to the transaction contemplated hereby.

         7.   INDEMNIFICATION.

              (a) INDEMNIFICATION BY THE SELLERS. The Majority Stockholders ("Indemnitors") jointly and severally hereby agree to indemnify and hold harmless Purchaser against all losses, liabilities, costs, damages and expenses, including attorneys fees, incurred by Purchaser resulting from, arising out of, or connected with:

                   (1) any damage or deficiency resulting from the material breach of any representation or warranty under Section 2 in this Agreement or any instrument furnished to Purchaser hereunder, any material misrepresentation or omission, material breach of warranty, material nonfulfillment of any agreement on the part of the Indemnitors under this Agreement or from any misrepresentation in or omission from any certificate, document or other instrument furnished or to be furnished to Purchaser hereunder;

                   (2) all undisclosed liabilities of the Company of any nature, whether accrued, absolute, contingent or otherwise, existing at the Closing;

                   (3) the material nonfulfillment of any covenant made by the Indemnitors or the Company in this Agreement or in any instrument furnished by the Indemnitors or the Company to Purchaser or in connection with the Closing; and

                   (4) all actions, suits, proceedings, demands, assessments, judgments, costs, including attorneys fees, and expenses incident to any of the foregoing.

         (b) PURCHASER'S AND DUNN'S INDEMNIFICATION. The Purchaser and Dunn shall jointly and severally indemnify and hold each of the Sellers harmless from and against any and all claims, liabilities, losses, damages, costs, and expenses (including, without limitation, court costs, and costs of appeal) incurred by any of the Sellers because of any material inaccuracy in, or material breach or material violation of the representations, warranties, and covenants made by any of the Purchaser or Dunn in this Agreement.

         (c) NOTICE AND CONTROL OF LITIGATION. If any claim or liability is asserted in writing against a party entitled to indemnification under this
Section 7 (the "Indemnified Party") which would give rise to a claim under this
Section 7, the Indemnified Party shall notify the person providing the indemnity ("Indemnifying Party") in writing of the same within fifteen (15) days of receipt of such written assertion of a claim or liability. The Indemnifying Party shall have the right to defend a claim and control the defense, settlement and prosecution of any litigation. If the Indemnifying Party, within ten (10) days after notice of such claim, fails to give the Indemnified Party notice that the Indemnifying Party intends to defend such claim, the Indemnified Party will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof. Anything in this Section 7(c) notwithstanding,
(i) if there is a reasonable probability that a claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense, to defend, compromise and settle the part of such claim which would not result in money damages or other money payments, and (ii) the Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld), settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant to the Indemnified Party a release from all liability in respect to such claim. All parties agree to cooperate fully as necessary in the defense of such matters. Should the Indemnified Party fail to notify the Indemnifying Party in the time required above, this indemnity shall terminate and be of no further force and effect with respect to the subject matter of the required notice in the event that the Indemnified Party's failure to notify in the time required above materially adversely affects the Indemnifying Party's ability to defend such matter.

         (d)  LIMITATIONS TO REPRESENTATIONS, WARRANTIES, AND INDEMNIFICATION.

         (i) Each of the representations and warranties set forth in this Agreement shall survive for a period of two (2) years after the Closing Date, and thereafter all such representations and warranties shall be extinguished. Furthermore, no claim may be asserted (including, but not limited to commencement of litigation) under this Agreement for damages or indemnification or for any cause of action after three (3) years following the Closing Date.

         (ii) Notwithstanding any provision in this Agreement to the contrary, the Majority Shareholders shall not be required to indemnify any person under this Section 7 or under any other provision of the Agreement, or to pay any damages to another party for a breach of a representation, warranty, agreement, or covenant, or any other claim under this Agreement or the agreements related hereto, unless such damages, individually or in the aggregate, exceed $_____ (the "floor"), at which point such the Majority Shareholders shall be responsible for all such Indemnifiable Damages or damages for such breach or other claim that may arise in excess of the Floor.

         8. CONCURRENT AGREEMENTS. At the Closing, the Purchaser shall enter into certain employment and non-compete agreements, copies of which are annexed hereto as Exhibit 8 ("Employment Agreements"), with Timothy McNamee, John Signorello and Steve Salmon.

         9.   MISCELLANEOUS.

              (a) BROKERS. The Purchaser on the one hand and the Majority Stockholders and the Company on the other hand represent and warrant to each other that, other than Ferris, Baker & Watts, no broker, investment banker or finder is entitled to any financial advisory fee, brokerage fee or finder's fee or other similar payment from it or him or her, as the case may be, with respect to the execution of this Agreement or the transactions contemplated hereby. The Purchaser and Dunn on the one hand and the Majority Stockholders and the Company on the other hand each agree to hold each other harmless against and in respect of all claims, losses, liabilities and expenses which may be asserted by any broker or other person who claims to be entitled to a broker's or finder's fee or similar fee or commission from it or him or her as the case may be, in respect of the execution of this Agreement, or the consummation of the transactions contemplated hereby, by reason of it, his or her acting at the request of said person.

              (b) EXPENSES. Each party shall bear its own costs, including attorneys fees, involved in the negotiating of this Agreement and consummation of the transactions contemplated hereby.

              (c) SURVIVAL OF AGREEMENTS. Subject only to Section 7(d), all agreements, covenants, representations and warranties contained herein or made in writing in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement.

              (d) NOTICES. All notices, requests, consents and other communications herein shall be in writing and shall be mailed by first class or certified mail, postage prepaid, sent by overnight courier or personally delivered to the party at such address as indicated on the first page hereof or such other addresses as each of the parties hereto may provide from time to time to the other parties by written notice in accordance with the terms of this
Section 9(d). For purposes of computing the time periods set forth in this Agreement, the date of mailing shall be deemed to be the delivery date.

              (e) MODIFICATIONS; WAIVER. This Agreement may not be amended or modified without the written consent of the parties hereto.

              (f) ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, agreements, representations, warranties and commitments, whether in writing or oral, prior to the date hereof.

              (g) SUCCESSORS AND ASSIGNS. All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successor and assigns of the parties hereto.

              (h) REMEDIES AT LAW OR IN EQUITY. If any party shall default in any of its respective obligations under this Agreement following ten (10) business days' notice thereof and such default shall be continuing or if any representation or warranty of the respective parties made in this agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof shall be untrue or misleading when taken as a whole in any material respect as of the date of this Agreement or as of the Closing Date or as of the date it was made, furnished or delivered, the other party may proceed to protect and enforce its rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in furtherance of the exercise of any power granted in this Agreement, or to enforce any other legal or equitable right of such party or to take any one or more of such actions, but only as to matters which have not been waived or consented to by the other parties in accordance with Section 8(d). In the event the non-breaching party brings such an action against the breaching party, the prevailing party in such dispute shall be entitled to recover from the other party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

              (i) REMEDIES CUMULATIVE: WAIVER. No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available at law or in equity. No express or implied waiver of any default shall be a waiver of any future or subsequent default. The failure or delay in exercising any rights granted a party hereunder shall not constitute a waiver of any such right and any single or partial exercise of any particular right shall not exhaust the same or constitute a waiver of any other right provided herein.

              (j) EXHIBITS AND DOCUMENTATION. All Exhibits and Schedules annexed hereto and all documentation referred to herein, are incorporated in and made a part of this Agreement as if set forth herein. Any matter disclosed on any documentation herein or Exhibit or Schedule hereto shall be deemed also to have been disclosed on any other applicable documentation referred to herein, as the case may be.

              (k) EXECUTION AND COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

              (l) EVENTS OF TERMINATION. Anything herein or elsewhere to contrary notwithstanding, this Agreement may be terminated by written notice of termination at any time before the purchase of the Assets (i) by mutual written consent of the parties; or (ii) by written notice by Purchaser to Sellers if on the Closing Date the representations and warranties of Seller are determined to be incorrect, inaccurate or misleading in any material respect as determined by Purchaser.

              (m) GOVERNING LAW AND SEVERABILITY. This Agreement shall be governed by the laws of the Commonwealth of Virginia, without regard to its conflict of laws principles. If any provision of this Agreement or any application thereof is held to be unenforceable, the remainder of the Agreement and any application of such provision shall not be affected thereby and to the extent permitted by law, there shall be substituted for the provisions held unenforceable, provisions which shall, as nearly as possible have the same economic effect as the provisions held unenforceable.

              (n) HEADINGS. The descriptive headings of the Sections hereof and the Schedules and Exhibits hereto are inserted for convenience only and do not constitute a part of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


STMS ACQUISITION CORP.            STMS, Inc.



By:____________________________   By:____________________________
Thomas P. Dunne
President


DUNN COMPUTER CORPORATION



By:____________________________
Thomas P. Dunne
President



_______________________________
John Signorello



______________________________
Timothy McNamee



______________________________
Steve Salmon



______________________________
[Name]



______________________________
[Name]



______________________________
[Name]